Exhibit 5.1

March 4, 2025

Rithm Property Trust, Inc.

799 Broadway

New York, New York

10003

Re:	Rithm Property Trust, Inc., a Maryland corporation (the “Company”) – Registration Statement on Form S-3 (File No. 333-281986) pertaining to the issuance and sale by the Company of up to 2,300,000 shares (the “Shares”) of 9.875% Fixed-to-Floating Rate Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the Company (including up to 300,000 Shares that the underwriters have the option to purchase solely to cover over-allotments)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration by the Company of the Shares under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement on Form S-3 (File No. 333-281986), which became effective on November 13, 2024 (the “Registration Statement”). The Series C Preferred Stock is convertible into shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (the “Conversion Shares”) in accordance with, and subject to, the terms and conditions of the Series C Preferred Stock set forth in the Series C Articles Supplementary (as defined herein). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on January 13, 2014, Articles of Amendment and Restatement filed with the Department on June 30, 2014, Articles Supplementary filed with the Department on April 26, 2020, Articles Supplementary filed with the Department on May 7, 2020, Articles of Amendment filed with the Department on December 2, 2024, and Articles Supplementary filed with the Department on March 3, 2025 (the “Series C Articles Supplementary”);

BALLARD SPAHR LLP

Rithm Property Trust, Inc.

March 4, 2025

(ii)	the Second Amended and Restated Bylaws of the Company, adopted on or as of December 2, 2024 (the “Bylaws”);

(iii)	the Action by Written Consent of Board of Directors in Lieu of an Organizational Meeting, dated as of November 27, 2013 (the “Organizational Minutes”);

(a)	resolutions adopted by the Board of Directors of the Company (the “Board of Directors”), or a duly authorized committee thereof, on or as of September 4, 2024, February 21, 2025, February 26, 2025 and March 2, 2025, which, among other things, authorized the issuance of the Shares and the Conversion Shares (together, the “Directors’ Resolutions”);

(iv)	the Registration Statement and the related preliminary prospectus supplement, dated February 25, 2025, and the related final prospectus supplement, dated February 26, 2025, and the final base prospectus, dated November 6, 2024;

(v)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(vi)	a certificate of one or more officers of the Company, dated as of a recent date (the “Officers’ Certificate”), certifying that, as a factual matter, the Charter, the Bylaws, and the Directors’ Resolutions are true, correct and complete, and have not been rescinded or modified except as noted therein, and as to the manner of adoption of the Directors’ Resolutions; and

(vii)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents; and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

Rithm Property Trust, Inc.

March 4, 2025

(d)	the Officers’ Certificate and all other certificates submitted to us are, as to factual matters, true and correct both when made and as of the date hereof;

(e)	none of the Shares or the Conversion Shares will be issued and sold to, or deposited with, an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL;

(f)	any exercise of the conversion rights applicable to the Series C Preferred Stock, and any issuance and delivery of the Conversion Shares upon exercise of such conversion rights, will be in accordance with, and subject to, the terms and conditions of the Series C Preferred Stock set forth in the Series C Articles Supplementary;

(g)	upon each issuance of any Conversion Shares subsequent to the date hereof, the total number of shares of Common Stock issued and outstanding on the date subsequent to the date hereof on which such Conversion Shares are issued, after giving effect to the issuance of such Conversion Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter; and

(h)	none of the Shares or the Conversion Shares will be issued or transferred in violation of the provisions of Article VI of the Charter (including, without limitation, the Series C Articles Supplementary) relating to restrictions on ownership and transfer of capital stock.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)	The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company, and when such Shares are issued and delivered by the Company in exchange for the consideration therefor as provided in, and in accordance with, the Directors’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.

(3)	36,163,521 Conversion Shares have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, when issued and delivered by the Company upon conversion of duly authorized, validly issued, fully paid and non-assessable shares of Series C Preferred Stock in accordance with, and subject to, the terms and conditions of the Series C Preferred Stock set forth in the Series C Articles Supplementary, such Conversion Shares will be validly issued, fully paid and non-assessable.

BALLARD SPAHR LLP

Rithm Property Trust, Inc.

March 4, 2025

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares and the Conversion Shares, which is incorporated by reference in the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/Ballard Spahr LLP